UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 28, 2008

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation or organization	(Commission File Number	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas (Address of principal executive offices)		78248 (Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2006, NuStar GP Holdings, LLC (the “Company”) entered into a Rights Agreement with Computershare Investor Services, LLC (the “Rights Agreement”). On February 28, 2008, the Board of Directors of the Company approved Amendment No. 1 to the Rights Agreement (“Amendment No. 1”). A copy of Amendment No. 1 is filed as Exhibit 4.02 to this Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement is attached as Exhibit 4.01 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 25, 2006 and is incorporated herein by reference.

Among other things, Amendment No. 1 amends the Rights Agreement to exclude an Exempt Person from being an Acquiring Person, where “Exempt Person” is defined as William E. Greehey, the Chairman of the Board of the Company, unless and until he becomes the beneficial owner 20% or more of the then-outstanding units representing limited liability company interests in the Company (“Units”). Further, a transferee who receives Units solely as a bequest or inheritance from an Exempt Person will remain an Exempt Person so long as such transferee continues to be the beneficial owner of 15% or more of the then-outstanding Units.

Item 3.03	Material Modifications to Rights of Security Holders.
Item 1.01 of the Form 8-K is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
4.01

Rights Agreement between NuStar GP Holdings, LLC (f/k/a Valero GP Holdings, LLC) and Computershare Investor Services, LLC; effective as of July 19, 2006 (incorporated by reference from Exhibit 4.01 to the registrant’s Form 8-K filed on July 25, 2006).

4.02	Amendment No. 1 to Rights Agreement of NuStar GP Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

/s/Amy L. Perry
Date:	March 4, 2008	By:	Amy L. Perry
		Title:	Assistant Secretary

EXHIBIT INDEX

Number	Exhibit

4.01

Rights Agreement between NuStar GP Holdings, LLC (f/k/a Valero GP Holdings, LLC) and Computershare Investor Services, LLC; effective as of July 19, 2006 (incorporated by reference from Exhibit 4.01 to the registrant’s Form 8-K filed on July 25, 2006).

4.02	Amendment No. 1 to Rights Agreement.